Starfighters Space Expands to Midland, Texas Spaceport

CAPE CANAVERAL, Fla., Oct. 7, 2024 /PRNewsire/ -- Starfighters Space Inc, headquartered at Kennedy Space Center, operating the world's only commercial fleet of aircraft capable of flying at sustained MACH 2+ and able to air-launch payloads at altitude, proudly announced the addition of its second launch facility at the Midland, Texas Spaceport.

Key Highlights:

- Midland, Texas Spaceport to be homebase for Starfighters Hypersonic Testing initiatives

- Starfighter Space Midland extends geographic diversification allowing for continuity of operations

Starfighters' second launch facility at Midland comes from an economic development agreement with the Midland Development Corporation (MDC). This agreement is unique as The Midland International Air & Space Port is the first commercial spaceport to be co-located with an FAA Part 139 commercial airport, which gives the spaceport access to the airport's services and resources.

Starfighters Space CEO Rick Svetkoff said, "At the end of the day, it is the team that makes the mission successful. MDC truly understood the power and resiliency of us securing multiple launch facilities and worked with us in bringing the project to life."

Starfighters Space sees Midland, as the anchor of what Svetkoff calls a "Hypersonic Test Corridor." With Starfighters providing a critical airborne testbed for hypersonic research, Midland extends access as far west as Mojave and Vandenberg Space Ports. Key to the partnership, Starfighters Space and MDC are working to secure FAA approval and certification for the corridor initiative.

Svetkoff went on to note, "As a strategic southwestern hub, Midland will enable our aircraft to reach these various military operating areas much quicker and in a more cost-effective manner."

Starfighters will be conducting research and development for commercial and defense industries, as well as providing an alternative facility for StarLaunch, the Company's supersonic space delivery platform now in development with GE Aeronautics. In kind, the Company plans to invest millions in capital assets and equipment for its presence at Midland International Air & Space Port by 2027. As part of this expansion, Starfighters Space plans to create 23 new full-time jobs in Midland by 2033.

"We are honored to welcome Starfighters Space to Midland," said Lourcey Sams, chairman of the MDC board. "Their decision to expand here highlights Midland's growing reputation as a hub for aerospace innovation. We look forward to the positive impact Starfighters Space will have on our community."

Sams went on to say, "The expansion also serves to highlight Midland's increasing prominence in the aerospace sector, reinforcing its position as a leading destination for high-tech industries."

Starfighters Space is currently undertaking a Reg-A+ offering hosted with Equifund (https://equifund.com), a private market investment platform that delivers vetted, early-stage investing opportunities. To date, Starfighters Space has raised over $6 million from investors.

This opportunity is being offered pursuant to Regulation A by Digital Offering, LLC, an SEC registered broker-dealer, and member of FINRA and SIPC. Investors are encouraged to carefully review the Offering Circular and exhibits prior to investing.

The offering will be made only by means of an offering circular. An offering statement on Form 1-A relating to these securities has been filed with the U.S. Securities and Exchange Commission and has become qualified. The securities offered by the Company are highly speculative. Investing in shares of the Company involves significant risks. The investment is suitable only for persons who can afford to lose their entire investment. Furthermore, investors must understand that such investment could be illiquid for an indefinite period of time. No public market currently exists for the securities, and if a public market develops following the offering, it may not continue.

For additional information on the Company and the Offering, and other related topics including how to invest, can be found on the Company's website at https://starfightersspace.com and at https://equifund.com/starfighters. Additional information concerning Risk Factors related to the offering, including those related to the business, government regulations, intellectual property and the offering in general, can be found in the risk factor section of the Form 1-A offering circular.

About Starfighters Space

Starfighters Space owns and operates the only commercial, sustained Mach 2+ capable supersonic aircraft fleet in the world. The Company is using its growing fleet of supersonic aircraft for its "One Platform - Two Missions" rollout. This is an Airborne Testing Platform for the development and advancement of the next generation of hypersonic defense and commercial initiatives as well as a Space Delivery Platform featuring the Company's piloted supersonic aircraft as a first stage, designed to rapidly and efficiently deliver the next generation of mission-critical small payloads into orbit. The Company operates out of Kennedy Space Center, utilizing the NASA Shuttle landing facility as its headquarters, with plans to add additional spaceport access as part of its hypersonic and launch corridor initiative. Starfighters Space supplies services to both government and commercial entities, including Space Florida, GE Aeronautics, the Defense Innovation Unit, Air Force Research Lab and others. Management's goal is to become one of the most cost-effective, small payload launch providers in the world. For more information visit: https://starfightersspace.com/.

Forward-Looking Statements

This news release contains forward-looking statements and other statements that are not historical facts. All statements, other than statements of historical fact, in this document that address activities, events, or developments that Starfighters Space, Inc. (the "Company") or a third party expects or anticipates will or may occur in the future, including but not limited to the investment opportunity, the future growth and valuation of the aerospace industry, the Company's future growth, the future diversification of the Company's revenue streams and the assumptions underlying any of the foregoing, are forward-looking statements. These forward-looking statements reflect the Company's current beliefs and are based on information currently available to the Company and assumptions the Company believes are reasonable, including information and assumptions about the Company's ability to obtain the necessary permits and approvals to operate, the Company's ability to develop new products, market trends and competition in the Company's industry, effects of the COVID-19 public health crisis and future sales of the Company's securities. Actual results and developments may differ materially from results and developments discussed in the forward-looking statements as they are subject to a number of significant risks and uncertainties. Certain of these risks and uncertainties are beyond the Company's control. Consequently, all of the forward-looking statements are qualified by these cautionary statements, and there can be no assurances that the actual results or developments will be realized or, even if substantially realized, that they will have the expected consequences to, or effect on, the Company. Forward-looking statements contained in this news release are expressly qualified by this cautionary statement. The forward-looking statements contained in this news release are made as of the date of this news release and the Company will update or revise publicly any of the included forward-looking statements as expressly required by applicable law.  No securities regulatory authority has reviewed nor accepts responsibility for the adequacy or accuracy of the content of this news release.

About the Midland Development Corporation:

The Midland Development Corporation (MDC) promotes business expansion and job creation in Midland, Texas. MDC works to attract and retain employers in diversified industries, fostering economic growth in the region.

Media contact:

Ameer Sidhu

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407-751-1919